EXHIBIT 99.2
                                                                    ------------






                         THE UNAUDITED BALANCE SHEET OF
                        MERGENCE TECHNOLOGIES CORPORATION
                               AS OF JUNE 30, 2004
                 AND THE STATEMENTS OF OPERATIONS AND CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

MERGENCE TECHNOLOGIES CORPORATION

CONDENSED BALANCE SHEET (UNAUDITED)
JUNE 30, 2004
================================================================================

ASSETS

CURRENT ASSETS:
  Cash                                                             $     95,246
  Accounts receivable, net of allowance of $0                            89,956
  Loans receivable                                                       16,153
  Prepaid expenses                                                       10,643
                                                                   ------------

       Total current assets                                             211,998

PROPERTY AND EQUIPMENT, NET                                              11,153

DEPOSITS                                                                  5,418
                                                                   ------------

TOTAL ASSETS                                                       $    228,569
                                                                   ============



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued expenses                                                 $     77,029
  Deferred revenue                                                       27,304
                                                                   ------------

       Total current liabilities                                        104,333
                                                                   ------------


COMMITMENTS AND CONTINGENCIES (Notes 5 and 7)

STOCKHOLDERS' EQUITY
  Common stock, $0.01 par value--1,000,000 shares authorized;
    164,050 shares issued and outstanding                                 1,641
  Additional paid-in capital                                          1,006,109
  Accumulated deficit                                                  (883,514)
                                                                   ------------

       Total stockholders' equity                                       124,236
                                                                   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $    228,569
                                                                   ============


See accompanying notes to unaudited condensed financial statements.

MERGENCE TECHNOLOGIES CORPORATION

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2004 AND 2003
================================================================================

                                                                       2004              2003
                                                                   ------------      ------------
REVENUE:
  Software licenses                                                $    148,019      $     33,846
  Maintenance and services                                              400,411           507,568
                                                                   ------------      ------------

       Total revenue                                                    548,430           541,414
                                                                   ------------      ------------

COSTS AND EXPENSES:
  Cost of maintenance and services                                      182,051           175,409
  Sales and marketing (includes related party expenses
    of $62,500 and $52,000 for 2004 and 2003, respectively)             113,743            95,935
  Research and development                                              243,020           210,016
  General and administrative (includes related party expenses
    of $62,500 and $50,000 for 2004 and 2003, respectively)              83,661            62,337
                                                                   ------------      ------------

       Total costs and expenses                                         622,475           543,697
                                                                   ------------      ------------

LOSS FROM OPERATIONS                                                    (74,045)           (2,283)

INTEREST EXPENSE - RELATED PARTY                                              0              (920)
                                                                   ------------      ------------

NET LOSS                                                           $    (74,045)     $     (3,203)
                                                                   ============      ============


See accompanying notes to unaudited condensed financial statements.

MERGENCE TECHNOLOGIES CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2004 AND 2003
================================================================================

                                                                       2004              2003
                                                                   ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $    (74,045)     $     (3,203)
  Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation                                                          1,173             1,093
    Changes in assets and liabilities:
      Accounts receivable                                               182,625            (7,884)
      Prepaid expenses                                                      246            (3,548)
      Accrued expenses                                                   (9,542)           (5,208)
      Deferred revenue                                                  (15,983)          (32,578)
                                                                   ------------      ------------

           Net cash provided by (used in) operating activities           84,474           (51,328)
                                                                   ------------      ------------

CASH USED IN INVESTING ACTIVITIES--Purchases of equipment                (7,705)           (1,916)
                                                                   ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Repayments on loan receivable - related party                          --           (91,205)
      Loans receivable - related parties                                     --            (6,153)
                                                                   ------------      ------------

           Net cash used in financing activities                             --           (97,358)
                                                                   ------------      ------------

NET INCREASE (DECREASE) IN CASH                                          76,769          (150,602)

CASH--Beginning of year                                                  18,477           234,111
                                                                   ------------      ------------

CASH--End of year                                                  $     95,246      $     83,509
                                                                   ============      ============

SUPPLEMENTAL INFORMATION:
      Cash paid for loan interest - related party                  $         --      $     30,409
                                                                   ============      ============


See accompanying notes to unaudited condensed financial statements.

MERGENCE TECHNOLOGIES CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 20, 2004 AND 2003
================================================================================


1.   BASIS OF PRESENTATION

     The accompanying unaudited condensed financial statements include the accounts of Mergence Technologies Corporation (the "Company") and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements and should be read in conjunction with the audited financial statements for the year ended December 31, 2003.

     In the opinion of management, the accompanying unaudited financial statements have been prepared on the same basis as the audited financial statements, and include all adjustments necessary for fair presentation of the results of the interim periods presented. The operating results for the interim periods presented are not necessarily indicative of the results expected for the full year.

     On August 11, 2004, the Company was acquired by Datawatch Corporation. The acquisition cost of $2.6 million consisted of cash of $2.5 million and direct acquisition costs of approximately $100,000. In addition, Datawatch will pay the Sellers on a quarterly basis payments equal to 10% of the revenues, as defined, from Mergence's Researcher product for a period of six years. The amount will be expensed as a cost of revenue as the Researcher product is sold. Immediately prior to the acquisition 4,890 shares of the Company's common stock were issued to certain employees that were with the Company since its inception. The accompanying financial statements reflect no adjustments resulting from the sale.

2.   REVENUE RECOGNITION

     The Company generally recognizes revenue when software products are delivered, all significant Company obligations have been satisfied, customer acceptance has occurred, collection is considered probable, persuasive evidence of an arrangement exists and the fee is fixed or determinable. Payments received prior to satisfying the above revenue recognition criteria are recorded as deferred revenue in the accompanying balance sheets. The Company realizes a significant portion of its software license revenue in the form of license royalties from one customer. Such license royalties are paid based on utilization of the Company's software and are recognized in the month in which the royalty obligation is earned. Consulting and training revenue is recognized as the services are performed. The Company enters into maintenance contracts which provide technical support and rights to unspecified software maintenance updates and bug fixes on a when-and-if available basis. Revenue from maintenance contracts is deferred and recognized ratably over the contract period (generally one year). Deferred revenue at June 30, 2004 represents unamortized amounts from deferred maintenance contracts.


3.   CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMER

     During the six months ended June 30, 2004 and 2003, revenue recognized relating to one customer accounted for approximately 97% and 94% of the Company's total revenue, respectively. The same customer accounted for 98% of the Company's accounts receivable at June 30, 2004.

4.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at June 30, 2004:


     Computer equipment                                            $     31,192
     Automobile                                                           7,705
     Furniture and fixtures                                               4,000
                                                                   ------------
                                                                         42,897

     Less accumulated depreciation                                      (31,744)
                                                                   ------------
                                                                   $     11,153
                                                                   ============

5.   COMMITMENTS AND CONTINGENCIES

     The Company leases office space, an apartment, and an automobile under noncancelable operating leases, which expire through January 2005. The office space lease agreements provide for the payment of minimum annual rentals and maintenance expense. Future minimum payments payable under all noncancelable lease agreements are as follows at June 30, 2004:


     YEAR ENDING DECEMBER 31

     2004                                                          $     20,805
     2005                                                                 1,600
                                                                   ------------
     Total minimum payments                                        $     22,405
                                                                   ============


     Total expense under all of the Company's operating lease agreements was $32,404 and $28,962, respectively, for the six months ended June 30, 2004 and 2003.


6.   RELATED PARTY TRANSACTIONS

     LOAN FROM DIRECTOR--In July 1999, a Director of the Company agreed to guarantee $150,000 of the Company's obligations in exchange for 15,000 shares of the Company's common stock. In February 2000, the same Director agreed to provide additional financing of $350,000 at prime rate plus 2%. In exchange the Director was issued an additional 17,500 shares on the Company's common stock and the right to convert the loans to common shares at the rate of 50 shares per $1,000 converted. During the six months ended June 30, 2003, repayments on the loan totaled $91,205 including $61,716 of advances under the loan arrangement and $30,409 in accumulated and unpaid interest. The interest expense on this loan during the six months ended June 30, 2003 totaled $920. All advances plus accumulated and unpaid interest were fully paid during the six months ended June 30, 2003.

     LOANS TO RELATED PARTIES--Loans receivable from related parties as of June 30, 2004, consists of a short-term loan to a director of the Company. The loan was the result of the inadvertent overpayment of interest on the borrowings of the Company under its loan arrangement with the director. This loan was fully repaid by the director in July 2004.

     RELATED PARTY CONSULTING AGREEMENTS--During 2003, the Company entered into consulting agreements with two companies controlled by directors of the Company. The first agreement provided marketing services to the Company and payments under this arrangement totaled $62,500 and $52,000 for the six months ended June 30, 2004 and 2003, respectively. The second agreement provided human resource services to the Company and payments under this arrangement totaled $62,500 and $50,000 for the six months ended June 30, 2004 and 2003, respectively.


7.   GUARANTEES AND INDEMNIFICATIONS

     The Company enters into indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company agrees to indemnify, hold harmless, and reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally its customers, in connection with any patent, copyright or other intellectual property infringement claim by any third party with respect to its products. The term of these indemnification agreements is generally perpetual. Further, certain of the Company's agreements also provide for the performance of services at customer sites. These agreements may contain indemnification clauses, whereby the Company will indemnify the customer from any and all damages, losses, judgments, costs and expenses for acts of our employees or subcontractors resulting in bodily injury or property damage. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of June 30, 2004.



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